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As Filed with the Securities and Exchange Commission on May 14, 2019

Registration No. 333-225410
Registration No. 333-225734

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CATABASIS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	26-3687168 (I.R.S. Employer Identification No.)

One Kendall Square
Bldg. 1400E, Suite B14202
Cambridge, Massachusetts 02139
(617) 349-1971
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Jill C. Milne, Ph.D.
President and Chief Executive Officer
Catabasis Pharmaceuticals, Inc.
One Kendall Square
Bldg. 1400E, Suite B14202
Cambridge, Massachusetts 02139
(617) 349-1971
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rosemary G. Reilly, Esq.
WilmerHale
60 State Street
Boston, MA 02109
Telephone: (617) 526-6000
Fax: (617) 526-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to (i) the Registration Statement on Form S-1 (File No. 333-225410) of Catabasis Pharmaceuticals, Inc. (the "Registrant") originally declared effective by the Securities and Exchange Commission (the "SEC") on June 19, 2018 (the "Initial Registration Statement") and (ii) the Registration Statement on Form S-1 (File No. 333-225734) of the Registrant filed pursuant to pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), on June 20, 2018, which became effective upon filing (the "462(b) Registration Statement" and, together with the Initial Registration Statement, the "Registration Statements").

The Registrant is filing this Post-Effective Amendment No. 1 (i) pursuant to the undertakings in the Registration Statements to update and supplement the information contained in the Registration Statements to, among other things, include the Registrant's consolidated financial statements and the notes thereto for the fiscal year ended December 31, 2018, which were filed with the Registrant's Annual Report on Form 10-K that was filed with the SEC on March 14, 2019, and (ii) to provide for forward incorporation by reference into the Registration Statements of reports filed by the Registrant pursuant to the Securities Exchange Act of 1934, as amended, after the effective date of this Post-Effective Amendment No. 1, as permitted for smaller reporting companies (as defined in Rule 405 under the Securities Act) pursuant to Item 12(b) of Form S-1.

The Registration Statements, as amended by this Post-Effective Amendment No. 1, relate solely to the registration of an aggregate of 4,200,000 shares of the common stock, par value $0.001 per share, of the Registrant (giving effect to a 1-for-10 reverse stock split of the Registrant's common stock effected on December 28, 2018) underlying warrants previously issued and sold by the Registrant. The Registrant's issuance and sale of these warrants was also registered under the Registration Statements. No additional securities are being registered pursuant to this Post-Effective Amendment No. 1. All applicable registration fees were paid in connection with the initial filings of the Registration Statements.

Pursuant to Rule 429 under the Securities Act, the prospectus contained in this Post-Effective Amendment No. 1 is a combined prospectus, and this filing constitutes a post-effective amendment to each of the Initial Registration Statement and the 462(b) Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 14, 2019
PRELIMINARY PROSPECTUS

Catabasis Pharmaceuticals, Inc.

4,200,000 Shares of Common Stock
Underlying Previously Issued Warrants

This prospectus relates to the offer and sale by us of 4,200,000 shares (the "Warrant Shares") of our common stock issuable upon the exercise of outstanding warrants (the "Warrants") that we issued and sold in June 2018 in a public offering of 42,000,000 common units (each a "Common Unit"), each Common Unit consisting of one share of our common stock and a Warrant to purchase one share of our common stock at an exercise price of $1.20 per share. As a result of the 1-for-10 reverse stock split of our common stock that we effected on December 28, 2018, the Warrants are now exercisable for an aggregate of 4,200,000 shares of our common stock at an exercise price of $12.00 per share. Each Warrant is exercisable in full and will expire five years from the date of issuance.

Our common stock is listed on the Nasdaq Global Market under the symbol "CATB." On May 10, 2019, the last reported sale price of our common stock on the Nasdaq Global Market was $7.51 per share.

We are an "emerging growth company" under applicable Securities and Exchange Commission rules and are subject to reduced public company disclosure requirements. See "Summary – Implications of Being an Emerging Growth Company."

You should read this prospectus, together with additional information described under the headings "Incorporation of Certain Documents by Reference" and "Where You Can Find More Information," carefully before you invest in any of our securities.

Investing in our securities involves risks. See "Risk Factors" beginning on page 5 of this prospectus and the "Risk Factors" section included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which is incorporated herein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

No underwriter or other person has been engaged by us to facilitate the sale of the Warrant Shares in this offering. We will receive all of the proceeds from any cash exercise of the Warrants. All costs associated with this registration were borne by us. See "Plan of Distribution" beginning on page 26 of this prospectus for more information on this offering.

Prospectus dated                    , 2019

i

ABOUT THIS PROSPECTUS

We have not authorized anyone to provide you with information that is different from that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. When you make a decision about whether to invest in our securities, you should not rely upon any information other than the information contained in or incorporated by reference in this prospectus or in any free writing prospectus that we may authorize to be delivered or made available to you. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful.

For investors outside the United States: we have not taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus outside the United States.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry's future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in "Risk Factors" beginning on page 5 of this prospectus and included in the sections entitled "Risk Factors" in our most recent Annual Report on Form 10-K and the other filings we make with the Securities and Exchange Commission from time to time that are incorporated by reference herein. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See "Cautionary Note Regarding Forward-Looking Statements."

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statements of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have proprietary rights to trademarks used in this prospectus, including MoveDMD®. Solely for our convenience, trademarks and trade names referred to in this prospectus may appear without the "®" or "™" symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights to these trademarks and trade names. We do not intend our use or display of other companies' trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name, or service mark of any other company appearing in this prospectus is the property of its respective holder.

 PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus carefully, especially the risks discussed under "Risk Factors" beginning on page 5 of this prospectus, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus. Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to "Catabasis," "the company," "we," "us" and "our" refer to Catabasis Pharmaceuticals, Inc. and its consolidated subsidiary.

Overview

We are a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of novel therapeutics. Our lead product candidate is edasalonexent, formerly known as CAT-1004, an oral small molecule that inhibits NF-kB, or nuclear factor kappa-light-chain-enhancer of activated B cells, in development for the treatment of Duchenne muscular dystrophy, or DMD. We believe edasalonexent has the potential to be a foundational therapy for all patients affected by DMD regardless of the underlying dystrophin mutation. DMD is an ultimately fatal genetic disorder involving progressive muscle degeneration. The United States Food and Drug Administration has granted orphan drug, fast track and rare pediatric disease designations to edasalonexent for the treatment of DMD. The European Commission has granted orphan medicinal product designation to edasalonexent for the treatment of DMD.

THE OFFERING

Securities offered	4,200,000 Warrant Shares
Description of Warrants	The Warrants entitle holders to purchase shares of our common stock at an exercise price of $12.00 per share for a period of five years from the date of issuance.
Common stock to be outstanding immediately following this offering	15,696,242 shares assuming exercise of the Warrants in full.
Use of proceeds

We plan to use any proceeds from this offering for clinical trial and other research and development activities; continued growth of our manufacturing capabilities; initial investments in commercial and medical affairs infrastructure to support our transition to a commercial-stage company; and for working capital and other general corporate purposes.

Risk factors

You should read the "Risk Factors" section of this prospectus beginning on page 5 hereof, as well as the other information included in or incorporated by reference in this prospectus, for a discussion of certain factors you should carefully consider before deciding to invest in our securities.

Nasdaq Global Market symbol

Our common stock is listed on the Nasdaq Global Market under the symbol "CATB". There is no established public trading market for the Warrants and we do not expect a market to develop. We do not intend to apply for listing of the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

The number of shares of our common stock to be outstanding after this offering is based on 11,496,242 shares of our common stock outstanding as of March 31, 2019.

The number of shares of our common stock to be outstanding after this offering excludes:

  •
  758,304 shares of our common stock issuable upon the exercise of stock options outstanding as of March 31, 2019 at a weighted-average exercise price of $18.16 per share;

  •
  553,014 shares of our common stock available for future issuance as of March 31, 2019 under our 2015 stock incentive plan;

  •
  112,481 shares of our common stock available for future issuance as of March 31, 2019 under our 2015 employee stock purchase plan; and

  •
  6,201,949 shares of our common stock that had been reserved for issuance in connection with warrants outstanding as of March 31, 2019, including the Warrants, at a weighted-average exercise price of $10.19 per share.

Unless otherwise indicated, all information in this prospectus reflects and assumes:

  •
  a one-for-ten reverse stock split of our common stock that was effected on December 28, 2018; and

  •
  no exercise of the outstanding options or warrants described in the bullets above, including the Warrants.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you decide to invest in our securities, you should consider carefully the risks described below and the risks discussed in the sections entitled "Risk Factors" in our most recent Annual Report on Form 10-K and the other filings we make with the Securities and Exchange Commission from time to time that are incorporated by reference herein, together with the other information contained in this prospectus and the information incorporated by reference herein and in any free writing prospectus that we may authorize for use in connection with this offering. We believe the risks described below and incorporated by reference herein are the risks that are material to us as of the date of this prospectus. If any of these risks actually occur, our business, financial condition, results of operations and future growth prospects could be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to This Offering

If you purchase shares in this offering by exercising your warrants, you will suffer immediate dilution of your investment.

The exercise price of the warrants to purchase the shares of common stock we are offering in this offering (the "Warrants") is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares in this offering by exercising your warrants, you will pay an effective price per share of common stock you acquire that substantially exceeds our net tangible book value per share after this offering. If you exercise a Warrant to purchase a share of our common stock in this offering, and assuming no other Warrants are exercised in this offering, you will experience immediate dilution of approximately $7.66 per share, representing the difference between our net tangible book value per share as of March 31, 2019 and the exercise price of the Warrants. In addition, if previously issued options to acquire common stock are exercised at prices below the exercise price of the Warrants, you will experience further dilution. For a further description of the dilution that you will experience if you exercise your warrants, see "Dilution."

There is no public market for the Warrants.

There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any national securities exchange or other nationally recognized trading system, including the Nasdaq Global Market. Without an active market, the liquidity of the Warrants will be limited.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the exercise price of the Warrants. We may sell shares or other securities in any other offering at prices that are less than the exercise price of the Warrants, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The prices per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the exercise price of the Warrants.

We have broad discretion over the use of our cash and cash equivalents, including the net proceeds we may receive in this offering, and may not use them effectively.

Our management has broad discretion to use our cash and cash equivalents, including the net proceeds we may receive in this offering, to fund our operations and could spend these funds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending their use to fund operations, we may invest our cash and cash equivalents in a manner that does not produce income or that loses value.

Holders of the Warrants will have no rights as common stockholders until such holders exercise their Warrants and acquire our common stock.

Until holders of Warrants acquire shares of our common stock upon exercise thereof, such holders will have no rights with respect to the shares of our common stock underlying the Warrants. Upon exercise of the Warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The Warrants are speculative in nature.

The Warrants do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Warrants may exercise their right to acquire the common stock and pay an exercise price of $12.00 per share, subject to certain adjustments, prior to five years from the date of issuance, after which date any unexercised Warrants will expire and have no further value. Moreover, the market value of the Warrants, if any, is uncertain. The Warrants will not be listed or quoted for trading on any market or exchange. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the Warrants, and consequently, it may not ever be profitable for holders of the Warrants to exercise the Warrants.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this prospectus and the documents incorporated by reference herein, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management and expected market growth are forward-looking statements. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

These forward-looking statements include, among other things, statements about:

  •
  our plans to identify, develop and commercialize novel therapeutics based on our SMART Linker drug discovery platform;

  •
  ongoing and planned clinical trials for edasalonexent and other product candidates, whether conducted by us or by any future collaborators, including the timing of initiation of these trials and of the anticipated results;

  •
  our plans to enter into collaborations for the development and commercialization of product candidates;

  •
  the potential benefits of any future collaboration;

  •
  our ability to receive research and development funding and achieve anticipated milestones under any future collaborations;

  •
  the timing of and our ability to obtain and maintain regulatory approvals for our product candidates;

  •
  the rate and degree of market acceptance and clinical utility of any products for which we receive marketing approval;

  •
  our commercialization, marketing and manufacturing capabilities and strategy;

  •
  our intellectual property position and strategy;

  •
  our ability to identify additional products or product candidates with significant commercial potential;

  •
  our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

  •
  developments relating to our competitors and our industry; and

  •
  the impact of government laws and regulations.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus, particularly in the "Risk Factors" section of this prospectus and in the sections entitled "Risk Factors" in our most recent Annual Report on Form 10-K and the other filings we make with the Securities and Exchange Commission from time to time that are incorporated by reference herein, that could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, collaborations, joint ventures or investments that we may make or enter into.

You should read this prospectus, the information incorporated by reference herein and the documents that we have filed as exhibits to the registration statements of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

 USE OF PROCEEDS

If the warrants to purchase the shares of our common stock we are offering in this offering are exercised in full, we will receive gross proceeds of $50.4 million, however we do not know when, if or the extent to which such warrants may be exercised, and it is possible that no warrants may be exercised, in which case we would not receive any proceeds from this offering.

We plan to use any proceeds from this offering for clinical trial and other research and development activities; continued growth of our manufacturing capabilities; initial investments in commercial and medical affairs infrastructure to support our transition to a commercial-stage company; and for working capital and other general corporate purposes.

Pending our use of any proceeds from this offering, we intend to invest any such proceeds in short term, investment grade, interest-bearing instruments and U.S. government securities.

 DIVIDEND POLICY

We have never declared nor paid cash dividends on our common stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. We do not intend to pay cash dividends in respect of our common stock in the foreseeable future.

DILUTION

Our net tangible book value as of March 31, 2019 was approximately $49.9 million, or approximately $4.34 per share of common stock. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the number of shares outstanding as of the date in question. Dilution with respect to net tangible book value per share represents the difference between the exercise price per share of the warrants to purchase the shares of common stock we are offering in this offering, or the Warrants, and the net tangible book value per share of our common stock immediately after the exercise of the Warrant being exercised.

If you exercise a Warrant to purchase a share of our common stock in this offering, and assuming no other Warrants are exercised in this offering, you will experience immediate dilution of approximately $7.66 per share, representing the difference between our net tangible book value per share as of March 31, 2019 and the exercise price of the Warrants.

In addition, if previously issued options to acquire common stock are exercised at prices below the exercise price of the Warrants, you will experience further dilution.

The discussion above is based on 11,496,242 shares of our common stock outstanding as of March 31, 2019. The number of shares outstanding as of March 31, 2019 excludes:

  •
  758,304 shares of our common stock issuable upon the exercise of stock options outstanding as of March 31, 2019, at a weighted-average exercise price of $18.16 per share;

  •
  553,014 shares of our common stock available for future issuance as of March 31, 2019 under our 2015 stock incentive plan;

  •
  112,481 shares of our common stock available for future issuance as of March 31, 2019 under our 2015 employee stock purchase plan;

  •
  6,201,949 shares of our common stock that had been reserved for issuance in connection with warrants outstanding as of March 31, 2019, including the Warrants, at a weighted-average exercise price of $10.19 per share;

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified by reference to, our certificate of incorporation, our by-laws and applicable provisions of Delaware corporate law. You should read our certificate of incorporation and by-laws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Our authorized capital stock consists of 150,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share. As of March 31, 2019, 11,496,242 shares of common stock were outstanding and no shares of preferred stock were outstanding.

Common Stock

Voting Rights.    Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, except that unless otherwise required by law, holders of our common stock are not entitled to vote on any amendment to the certificate of incorporation that relates solely to the terms of one or more outstanding series of preferred stock, if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more such other series, to vote thereon pursuant to the certificate of incorporation. Holders of our common stock do not have cumulative voting rights.

An election of directors will be decided by a plurality of the votes cast by the stockholders entitled to vote on the election at a duly held stockholders' meeting at which a quorum is present. All other questions will be decided by a majority of the votes cast by stockholders entitled to vote thereon at a duly held meeting of stockholders at which a quorum is present, except when a different vote is required by law, our certificate of incorporation or by-laws.

Dividends.    Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend or other rights of any series of preferred stock that we may designate and issue in the future.

Liquidation and Dissolution.    In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Other Rights.    Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Transfer Agent and Registrar.    The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Listing on The Nasdaq Global Market.    Our common stock is listed on the Nasdaq Global Market under the symbol "CATB."

Preferred Stock

We currently have no outstanding shares of preferred stock. Under our restated certificate of incorporation, we are authorized to issue "blank check" preferred stock, which may be issued in one or more series upon authorization of our board of directors. Our board of directors is authorized to fix the designation of the series, the number of authorized shares of the series, dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and any other rights, powers, preferences and limitations applicable to each series of preferred stock. The authorized shares of our preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our stockholders is not required for the issuance of shares of our preferred stock, our board may determine not to seek stockholder approval.

A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue preferred shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

Stock Options

As of March 31, 2019, options to purchase 758,304 shares of our common stock at a weighted-average exercise price of $18.16 per share were outstanding, of which options to purchase 197,643 shares of our common stock were exercisable, at a weighted-average exercise price of $46.85 per share.

Warrants

As of March 31, 2019, we had outstanding warrants to purchase shares of our common stock exercisable for an aggregate of 6,201,949 shares of our common stock at a weighted-average exercise price of $10.19 per share.

Registration Rights

Our second amended and restated investor rights agreement, or the Investor Rights Agreement, provides certain holders of our preferred stock, including some of our directors and 5% stockholders and their respective affiliates and entities affiliated with our officers and directors, the right to require us to file registration statements under the Securities Act covering their shares or to include their shares in registration statements that we may file for ourselves or other stockholders. In addition, the holders of warrants to purchase shares of our preferred stock have rights under those warrants to become party to the Investor Rights Agreement following exercise of the warrants, following which they will have, with respect to the shares acquired on exercise of the warrants, the same rights to require us to register the shares as the other investor parties to the Investor Rights Agreement. After registration pursuant to these rights, these shares will become freely tradable without restriction under the Securities Act in the public market, subject to volume limitations applicable to affiliates.

Demand Registration Rights

Subject to specified limitations set forth in the Investor Rights Agreement, at any time the holders of a majority of then outstanding registrable securities, as defined in the Investor Rights Agreement, acting together, may demand in writing that we register their registrable securities under the Securities Act so long as the total amount of registrable shares requested to be registered has an anticipated aggregate offering price to the public, net of selling expenses, of least $10.0 million. We are not obligated to file a registration statement pursuant to this demand provision on more than two occasions, subject to specified exceptions.

In addition, at any time when we are eligible to file a registration statement on Form S-3 under the Securities Act, subject to specified limitations, the holders of at least 35% of the registrable securities then outstanding may demand in writing that we register on Form S-3 registrable shares held by them so long as the total amount of registrable shares requested to be registered has an anticipated aggregate offering price to the public, net of selling expenses, of least $1.0 million.

Incidental Registration Rights

If we propose to file a registration statement to register any of our securities under the Securities Act, either for our own account or for the account of any of our stockholders that are not holders of registrable shares, solely for cash and on a form that would also permit the registration of registrable shares, the holders of our registrable shares are entitled to notice of registration and, subject to specified exceptions, we will be required to register the registrable shares then held by them that they request that we register.

Expenses

Pursuant to the Investor Rights Agreement, we are required to pay all registration expenses, including registration fees, printing expenses, fees and disbursements of our counsel and accountants and reasonable fees and disbursements of one counsel representing the selling stockholders, other than any underwriting discounts and commissions, related to any demand or incidental registration. The Investor Rights Agreement contains customary cross-indemnification provisions, pursuant to which we are obligated to indemnify the selling stockholders in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions in the registration statement attributable to them.

Anti-Takeover Effects of Delaware Law and Our Charter and By-laws

Delaware law, our certificate of incorporation and our by-laws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, may discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Staggered Board; Removal of Directors

Our certificate of incorporation and by-laws divide our board of directors into three classes with staggered three-year terms. In addition, a director is only able to be removed for cause and only by the affirmative vote of the holders of at least 75% of the votes that all of our stockholders would be entitled to cast in an annual election of directors. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, can only be filled by vote of a majority of our directors then in office. The classification of our board of directors and the limitations on the removal of directors and filling of vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our company.

Stockholder Action by Written Consent; Special Meetings

Our certificate of incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Our certificate of incorporation and by-laws also provide that, except as otherwise required by law, special meetings of our stockholders can only be called by our chairman of the board, our Chief Executive Officer or our board of directors.

Advance Notice Requirements for Stockholder Proposals

Our by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to our board of directors. Stockholders at an annual meeting are only able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder's intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

Delaware Business Combination Statute

We are subject to Section 203 of the General Corporation Law of the State of Delaware. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a "business combination" with any "interested stockholder" for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A "business combination" includes, among other things, a merger or consolidation involving us and the "interested stockholder" and the sale of more than 10% of our assets. In general, an "interested stockholder" is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Amendment of Certificate of Incorporation and By-laws

The General Corporation Law of the State of Delaware provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or by-laws, unless a corporation's certificate of incorporation or by-laws, as the case may be, requires a greater percentage. Our by-laws may be amended or repealed by a majority vote of our board of directors or by the affirmative vote of the holders of at least 75% of the votes that all of our stockholders would be entitled to cast in any annual election of directors. In addition, the affirmative vote of the holders of at least 75% of the votes that all of our stockholders would be entitled to cast in any annual election of directors is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our certificate of incorporation described above under " – Staggered Board; Removal of Directors" and " – Stockholder Action by Written Consent; Special Meetings."

Exclusive Forum Selection

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of our company, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or employees to our company or our stockholders, (3) any action asserting a claim against our company arising pursuant to any provision of the General Corporation Law of the State of Delaware or our certificate of incorporation or by-laws, or (4) any action asserting a claim against our company governed by the internal affairs doctrine. Although our certificate of incorporation contains the choice of forum provision described above, it is possible that a court could rule that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.

Authorized but Unissued Shares

The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing requirements of the Nasdaq Global Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

 DESCRIPTION OF WARRANTS

We are offering 4,200,000 shares, or the Warrant Shares, of our common stock issuable upon the exercise of outstanding warrants, or the Warrants, that we issued and sold in June 2018 in a public offering of 42,000,000 common units, or the Common Unit, each Common Unit consisting of one share of our common stock and a Warrant to purchase one share of our common stock at an exercise price of $1.20 per share. As a result of the 1-for-10 reverse stock split of our common stock that we effected on December 28, 2018, the Warrants are now exercisable for an aggregate of 4,200,000 shares of our common stock.

The following summary of certain terms and provisions of the Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrants, the form of which is filed as an exhibit to the registration statements of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Warrant for a complete description of the terms and conditions of the Warrants.

Duration and Exercise Price

Each Warrant has an exercise price of $12.00 per share, is exercisable and will expire on the fifth anniversary the original issuance date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The Warrants were issued separately from the common stock included in the Common Units.

Cashless Exercise

If, at the time a holder exercises its Warrants, a registration statement registering the issuance of the shares of common stock underlying the Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Warrants.

Exercisability

The Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed above). A holder (together with its affiliates) may not exercise any portion of a Warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days' prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder's Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. Purchasers of Warrants were also able elect prior to the issuance of Warrants to have the initial exercise limitation set at 9.99% of our outstanding common stock.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Warrants. Rather, the number of shares of common stock to be issued will be rounded to the nearest whole number.

Transferability

Subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer.

Exchange Listing

We do not intend to list the Warrants on any securities exchange or nationally recognized trading system. The common stock issuable upon exercise of the Warrants is currently listed on the Nasdaq Global Market.

Right as a Stockholder

Except as otherwise provided in the Warrants or by virtue of such holder's ownership of shares of our common stock, the holders of the Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of at least 50% of our outstanding common stock, or any person or group becoming the beneficial owner of at least 50% of the voting power represented by our outstanding common stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. In addition, in the event of a fundamental transaction which is approved by our Board, the holders of the Warrants have the right to require us or a successor entity to redeem the Warrants for cash in the amount of the Black-Scholes value of the unexercised portion of the Warrants on the date of the consummation of the fundamental transaction. In the event of a fundamental transaction which is not approved by our Board, the holders of the Warrants have the right to require us or a successor entity to redeem the Warrants for the consideration paid in the fundamental transaction in the amount of the Black Scholes value of the unexercised portion of the Warrants on the date of the consummation of the fundamental transaction payable at our option in either shares of our common stock (or, in certain cases, in the securities of the successor entity) or cash.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR HOLDERS OF OUR COMMON STOCK AND WARRANTS

The following discussion describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock and the warrants to purchase the shares of our common stock we are offering in this offering, or the Warrants. This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended, referred to as the Code, existing and proposed U.S. Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. No ruling has been or will be sought from the Internal Revenue Service, or IRS, with respect to the matters discussed below, and there can be no assurance the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership or disposition of our common stock or Warrants, or that any such contrary position would not be sustained by a court.

We assume in this discussion that the shares of our common stock and Warrants will be held as capital assets (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxes, does not discuss the potential application of the Medicare contribution tax or the alternative minimum tax and does not address state or local taxes or U.S. federal gift and estate tax laws, except as specifically provided below with respect to non-U.S. holders, or any non-U.S. tax consequences that may be relevant to holders in light of their particular circumstances. This discussion also does not address the special tax rules applicable to particular holders, such as:

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  financial institutions;

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  brokers or dealers in securities;

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  tax-exempt organizations;

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  pension plans;

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  regulated investment companies;

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  owners that hold our common stock or Warrants as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

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  insurance companies;

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  controlled foreign corporations, passive foreign investment companies, or corporations that accumulate earnings to avoid U.S. federal income tax; and

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  certain U.S. expatriates.

In addition, this discussion does not address the tax treatment of partnerships or other pass-through entities or persons who hold our common stock or Warrants through partnerships or other entities which are pass-through entities for U.S. federal income tax purposes. A partner in a partnership or other pass-through entity that will hold our common stock or Warrants should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of our common stock or Warrants through a partnership or other pass-through entity, as applicable.

This discussion of U.S. federal income tax considerations is for general information purposes only and is not tax advice. Prospective investors should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of acquiring, holding and disposing of our common stock and Warrants.

For the purposes of this discussion, a "U.S. Holder" means a beneficial owner of our common stock or Warrants that is for U.S. federal income tax purposes (a) an individual citizen or resident of the United

States, (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A "Non-U.S. Holder" is, for U.S. federal income tax purposes, a beneficial owner of common stock or Warrants that is not a U.S. Holder or a partnership for U.S. federal income tax purposes.

Tax Cuts and Jobs Act

Under tax legislation signed into law in December 2017 commonly known as the Tax Cuts and Jobs Act of 2017, U.S. Holders that use an accrual method of accounting for tax purposes and have certain financial statements generally will be required to include certain amounts in income no later than the time such amounts are taken into account as revenue in such financial statements. The application of this rule thus may require the accrual of income earlier than would be the case under the general tax rules described below, although the precise application of this rule is unclear at this time. U.S. Holders that use an accrual method of accounting should consult with their tax advisors regarding the potential applicability of this legislation to their particular situation.

Tax Considerations Applicable to U.S. Holders

Exercise and Expiration of Warrants

In general, a U.S. Holder will not recognize gain or loss for U.S. federal income tax purposes upon exercise of a Warrant. The U.S. Holder will take a tax basis in the shares acquired on the exercise of a Warrant equal to the exercise price of the Warrant, increased by the U.S. Holder's adjusted tax basis in the Warrant exercised. The U.S. Holder's holding period in the shares of our common stock acquired on exercise of the Warrant will begin on the date of exercise of the Warrant, and will not include any period for which the U.S. Holder held the Warrant.

In certain limited circumstances, a U.S. Holder may be permitted to undertake a cashless exercise of Warrants into our common stock. The U.S. federal income tax treatment of a cashless exercise of Warrants into our common stock is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Warrant described in the preceding paragraph. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Warrants.

The lapse or expiration of a Warrant will be treated as if the U.S. Holder sold or exchanged the Warrant and recognized a capital loss equal to the U.S. Holder's tax basis in the Warrant. The deductibility of capital losses is subject to limitations.

Certain Adjustments to and Distributions on Warrants

Under Section 305 of the Code, an adjustment to the number of shares of common stock issued on the exercise of the Warrants, or an adjustment to the exercise price of the Warrants, may be treated as a constructive distribution to a U.S. Holder of the Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder's proportionate interest in our "earnings and profits" or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). An adjustment made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property to the holders of Warrants. In certain circumstances, if we were to make a distribution in cash or other property with respect to our common stock after the issuance of the Warrants, then we may make a corresponding distribution to a Warrant holder. The taxation of a distribution received with respect to a Warrant is unclear. It is possible such a distribution would be treated as a distribution (or constructive distribution), although other treatments are possible. For more information regarding the tax considerations related to distributions, see the discussion below regarding "Distributions." U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to the Warrants and any distributions with respect to the Warrants.

Distributions

As discussed above, we currently anticipate that we will retain future earnings, if any, to finance the growth and development of our business and do not intend to pay cash dividends in respect of our common stock in the foreseeable future. In the event that we do make distributions on our common stock to a U.S. Holder, those distributions generally will constitute dividends for U.S. tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a U.S. Holder's adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or exchange of our common stock as described below under the section titled " – Disposition of Our Common Stock or Warrants."

Disposition of Our Common Stock or Warrants

Upon a sale or other taxable disposition of our common stock or Warrants, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder's adjusted tax basis in the common stock or Warrants. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder's holding period for the common stock or Warrants exceeds one year. The deductibility of capital losses is subject to certain limitations. U.S. Holders who recognize losses with respect to a disposition of our common stock or Warrants should consult their own tax advisors regarding the tax treatment of such losses.

Information Reporting and Backup Reporting

Information reporting requirements generally will apply to payments of dividends (including constructive dividends) on the common stock and Warrants and to the proceeds of a sale or other disposition of common stock and Warrants paid by us to a U.S. Holder unless such U.S. Holder is an exempt recipient, such as a corporation. Backup withholding will apply to those payments if the U.S. Holder fails to provide the holder's taxpayer identification number, or certification of exempt status, or if the holder otherwise fails to comply with applicable requirements to establish an exemption.

Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the U.S. Holder's U.S. federal income tax liability provided the required information is timely furnished to the IRS. U.S. Holders should consult their own tax advisors regarding their qualification for exemption from information reporting and backup withholding and the procedure for obtaining such exemption.

Tax Considerations Applicable to Non-U.S. Holders

Exercise and Expiration of Warrants

In general, a Non-U.S. Holder will not recognize gain or loss for U.S. federal income tax purposes upon the exercise of Warrants into shares of common stock. The U.S. federal income tax treatment of a cashless exercise of Warrants into our common stock is unclear. A Non-U.S. Holder should consult his, her, or its own tax advisor regarding the U.S. federal income tax consequences of a cashless exercise of Warrants.

The expiration of a Warrant will be treated as if the Non-U.S. Holder sold or exchanged the Warrant and recognized a capital loss equal to the Non-U.S. Holder's tax basis in the Warrant. However, a Non-U.S. Holder will not be able to utilize a loss recognized upon expiration of a Warrant against the Non-U.S. Holder's U.S. federal income tax liability unless the loss is effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base in the United States) or is treated as a U.S.-source loss and the Non-U.S. Holder is present 183 days or more in the taxable year of disposition and certain other conditions are met.

Certain Adjustments to and Distributions on Warrants

As described under " – U.S. Holders – Certain Adjustments to Warrants," an adjustment to the Warrants could result in a constructive distribution to a Non-U.S. Holder, which would be treated as described under " – Distributions" below, and the tax treatment of distributions on the Warrants is unclear. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the Non-U.S. Holder. Non-U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to and distributions on the Warrants.

Distributions

As discussed above, we currently anticipate that we will retain future earnings, if any, to finance the growth and development of our business and do not intend to pay cash dividends in respect of our common stock in the foreseeable future. In the event that we do make distributions on our common stock to a Non-U.S. Holder, those distributions generally will constitute dividends for U.S. federal income tax purposes as described in " – U.S. Holders – Distributions."

Any distribution (including constructive distributions) on our common stock that is treated as a dividend paid to a Non-U.S. Holder that is not effectively connected with the holder's conduct of a trade or business in the United States will generally be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and the Non-U.S. Holder's country of residence. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide the applicable withholding agent with a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form, certifying the Non-U.S. Holder's entitlement to benefits under that treaty. Such form must be provided prior to the payment of dividends and must be updated periodically. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder's behalf, the holder will be required to provide appropriate documentation to such agent. The holder's agent may then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. withholding tax under an income tax treaty, you should consult with your own tax advisor to determine if you are able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

We generally are not required to withhold tax on dividends paid (or constructive dividends deemed paid) to a Non-U.S. Holder that are effectively connected with the holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that the holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if stock is held through a financial institution or other agent, to the applicable withholding agent). In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates applicable to U.S. persons. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional "branch profits tax," which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder's effectively connected earnings and profits, subject to certain adjustments.

See also the sections below titled " – Backup Withholding and Information Reporting" and " – Foreign Accounts" for additional withholding rules that may apply to dividends paid to certain foreign financial institutions or non-financial foreign entities.

Disposition of Our Common Stock or Warrants

Subject to the discussions below under the sections titled " – Backup Withholding and Information Reporting" and " – Foreign Accounts," a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain realized on a sale or other disposition of our common stock or Warrants unless:

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  the gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States, and if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States; in these cases, the Non-U.S. Holder will be taxed on a net income basis at the regular graduated rates and in the manner applicable to U.S. persons, and if the Non-U.S. Holder is a corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply;

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  the Non-U.S. Holder is a nonresident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the Non-U.S. Holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder's country of residence) on the net gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the Non-U.S. Holder, if any; or

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  our common stock constitutes a U.S. real property interest because we are, or have been at any time during the five-year period preceding such disposition (or the Non-U.S. Holder's holding period of the common stock or Warrants, if shorter), a "U.S. real property holding corporation," unless our common stock is regularly traded on an established securities market and the Non-U.S. Holder held no more than 5% of our outstanding common stock, directly or indirectly, during the shorter of the five-year period ending on the date of the disposition or the period that the Non-U.S. Holder held our common stock. Special rules may apply to the determination of the 5% threshold in the case of a holder of a Warrant. Non-U.S. Holders are urged to consult their own tax advisors regarding the effect of holding our Warrants on the calculation of such 5% threshold. Generally, a corporation is a "U.S. real property holding corporation" if the fair market value of its "U.S. real property interests" (as defined in the Code and applicable regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we believe that we are not currently, and we do not anticipate becoming, a "U.S. real property holding corporation" for U.S. federal income tax purposes. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above. Non-U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax considerations that could result if we are, or become, a "U.S. real property holding corporation".

See the sections titled " – Backup Withholding and Information Reporting" and " – Foreign Accounts" for additional information regarding withholding rules that may apply to proceeds of a disposition of our common stock or Warrants paid to foreign financial institutions or non-financial foreign entities.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each Non-U.S. Holder the gross amount of the distributions (including constructive distributions) on our common stock or Warrants paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. Holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate, currently 24%, with respect to dividends (or constructive dividends) on our common stock or Warrants. Generally, a holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN (or other applicable Form W-8) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. Holder, or otherwise establishes an exemption. Dividends paid to Non-U.S. Holders subject to withholding of U.S. federal income tax, as described above under the heading "Dividends," will generally be exempt from U.S. backup withholding.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our common stock or Warrants by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a Non-U.S. Holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder can be refunded or credited against the Non-U.S. Holder's U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

Foreign Accounts

The Foreign Account Tax Compliance Act, or FATCA, generally imposes a 30% withholding tax on dividends (including constructive dividends) on, and gross proceeds from the sale or other disposition of, our common stock and Warrants if paid to a non-U.S. entity unless (i) if the non-U.S. entity is a "foreign financial institution," the non-U.S. entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the non-U.S. entity is not a "foreign financial institution," the non-U.S. entity identifies certain of its U.S. investors, if any, or (iii) the non-U.S. entity is otherwise exempt under FATCA.

Withholding under FATCA generally applies to payments of dividends (including constructive dividends) on our common stock and Warrants. While withholding under FACTA may apply to payments of gross proceeds from a sale or other disposition of our common stock or Warrants, under recently proposed U.S. Treasury Regulations, withholding on payments of gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued.

An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Under certain circumstances, a holder may be eligible for refunds or credits of the tax. Holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock or Warrants.

Federal Estate Tax

Common stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual's gross estate for U.S. federal estate tax purposes and, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise. The foregoing may also apply to Warrants. A Non-U.S. Holder should consult his, her, or its own tax advisor regarding the U.S. federal estate tax consequences of the ownership or disposition of shares of our common stock and Warrants.

The preceding discussion of material U.S. federal tax considerations is for information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock or Warrants, including the consequences of any proposed changes in applicable laws.

PLAN OF DISTRIBUTION

In accordance with the terms of the warrants, or the Warrants, to purchase the shares of our common stock we are offering in this offering, we will issue such shares to the holders of such warrants upon due exercise of the Warrants. No underwriter or other person has been engaged by us to facilitate the sale of the shares of our common stock we are offering in this offering. We will receive all of the proceeds from any cash exercise of the Warrants. All costs associated with this registration were borne by us.

Each Warrant has an exercise price of $12.00 per share, is exercisable in full and will expire on the fifth anniversary the original issuance date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

If, at the time a holder exercises its Warrants, a registration statement registering the issuance of the shares of common stock underlying the Warrants under the Securities Act of 1933, as amended, is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Warrants.

The Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed above). A holder (together with its affiliates) may not exercise any portion of a Warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days' prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder's Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. Purchasers of Warrants were also able to elect prior to the issuance of Warrants to have the initial exercise limitation set at 9.99% of our outstanding common stock.

No fractional shares of common stock will be issued upon the exercise of the Warrants. Rather, the number of shares of common stock to be issued will be rounded to the nearest whole number.

LEGAL MATTERS

The validity of the securities offered hereby is being passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, Boston, Massachusetts.

EXPERTS

Ernst & Young, LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statements. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.catabasis.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of two registration statements we filed with the SEC. This prospectus omits some information contained in the registration statements in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statements for further information about us and our consolidated subsidiary and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statements or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete documents to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-37467) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (in each case, other than those documents or the portions of those documents not deemed to be filed), prior to the termination of this offering:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

  •
  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019;

  •
  our definitive proxy statement on Schedule 14A filed with the SEC on April 22, 2019;

  •
  the information under the caption "Certain Relationships and Related Person Transactions" from our definitive proxy statements on Schedule 14A filed with the SEC on April 26, 2017 and April 26, 2018; and

  •
  our Current Reports on Form 8-K filed with the SEC on January 9, 2019, February 6, 2019 and February 14, 2019.

Upon written or oral request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:

Catabasis Pharmaceuticals, Inc.
One Kendall Square
Building 1400E, Suite B14202
Cambridge, MA 02139
Telephone: 617-349-1971

You also may access these filings on our Internet site at www.catabasis.com. Our web site and the information contained on that site, or connected to that site, are not incorporated into this prospectus or the registration statement, of which this prospectus forms a part.

CATABASIS PHARMACEUTICALS, INC.

4,200,000 Shares of Common Stock
Underlying Previously Issued Warrants

PROSPECTUS

                    , 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

The expenses payable by Catabasis Pharmaceuticals, Inc. ("we," "us," "our," the "Registrant" or the "Company") in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions, if any) are set forth below. Each item listed is estimated, except for the Securities and Exchange Commission (the "SEC") registration fee.

SEC registration fee	$—	(1)
Legal fees and expenses	35,000
Accounting fees and expenses	5,000
Printing fees and expenses	5,000
Miscellaneous	5,000

Total	$50,000

(1)
Previously paid in connection with the registration of the offering and sale of the Common Units of which the warrants to purchase the shares of our common stock we are offering were a part.

Item 14.    Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law (the "DGCL") permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

Our certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of us), by reason of the fact that he or she is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an Indemnitee), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

Our certificate of incorporation also provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee or, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys' fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If we do not assume the defense, expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into indemnification agreements with our directors and executive officers. In general, these agreements provide that we will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as a director or officer of our company or in connection with their service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or executive officer makes a claim for indemnification and establish certain presumptions that are favorable to the director or executive officer.

We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Insofar as the forgoing provisions permit indemnification of directors, executive officers, or persons controlling us for liability arising under the Securities Act of 1933, as amended (the "Securities Act"), we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15.    Recent Sales of Unregistered Securities.

Set forth below is information regarding the shares of common stock and preferred stock and the warrants issued, and options granted, by us in the three years preceding the filing of this registration statement that were not registered under the Securities Act.

Warrant Exercises

(1)
In April 2016, we issued 1,067 shares of our common stock upon the exercise of warrants at an pending date of exercise being more than 3 years ago exercise price of $16.70 per share.

All recipients either received adequate information about us or had access, through relationships with us, to such information. These shares of our common stock were issued in reliance upon the exemption from the registration requirements of the Securities Act, as set forth in Section 4(a)(2) of the Securities Act, relative to transactions by an issuer not involving any public offering, to the extent an exemption from such registration was required. No underwriters were involved in these issuances of securities.

Item 16.    Exhibits and Financial Statement Schedules.

A list of exhibits filed with this registration statement on Form S-1 is set forth in the following Exhibit Index.

 EXHIBIT INDEX

Exhibit Number		Description of Exhibit
3.1		Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K (File No. 001-37467) filed with the Securities and Exchange Commission on July 1, 2015)

3.2		Certificate of Amendment to Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K (File No. 001-37467) filed with the Securities and Exchange Commission on December 31, 2018)

3.3		Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K (File No. 001-37467) filed with the Securities and Exchange Commission on July 1, 2015)

4.1		Specimen stock certificate evidencing the shares of common stock (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-204144) filed with the Securities and Exchange Commission on June 11, 2015)

4.2		Form of Common Stock Warrant (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K (File No. 001-37467) filed with the Securities and Exchange Commission on June 20, 2018)

4.3		Form of Common Stock Warrant (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K (File No. 001-37467) filed with the Securities and Exchange Commission on February 6, 2019)

5.1	*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP (incorporated by reference to Exhibit 5.1 to the Registrant's Registration Statement on Form S-1/A (File No. 333-225410) filed with the Securities and Exchange Commission on June 18, 2018 and Exhibit 5.1 to the Registrant's Registration Statement on Form S-1MEF (File No. 333-225734) filed with the Securities and Exchange Commission on June 20, 2018)

10.1		Warrant to purchase shares of Series B Preferred Stock issued on August 27, 2014 by the Registrant to Square 1 Bank (incorporated by reference to Exhibit 10.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-204144) filed with the Securities and Exchange Commission on May 13, 2015)

10.2		Warrant to purchase shares of Series B Preferred Stock issued on August 27, 2014 by the Registrant to Midcap Financial SBIC, L.P. (incorporated by reference to Exhibit 10.3 to the Registrant's Registration Statement on Form S-1 (File No. 333-204144) filed with the Securities and Exchange Commission on May 13, 2015)

10.3		Amended and Restated 2008 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.4 to the Registrant's Registration Statement on Form S-1 (File No. 333-204144) filed with the Securities and Exchange Commission on May 13, 2015)

10.4		Form of Incentive Stock Option Agreement under Amended and Restated 2008 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to the Registrant's Registration Statement on Form S-1 (File No. 333-204144) filed with the Securities and Exchange Commission on May 13, 2015)

Exhibit Number	Description of Exhibit
10.5	Form of Nonstatutory Stock Option Agreement under Amended and Restated 2008 Equity Incentive Plan (incorporated by reference to Exhibit 10.6 to the Registrant's Registration Statement on Form S-1 (File No. 333-204144) filed with the Securities and Exchange Commission on May 13, 2015)

10.6	Amended and Restated 2015 Stock Incentive Plan (incorporated by reference to Exhibit 99.1 to the Registrant's Registration Statement on Form S-8 (File No. 333-229643) filed with the Securities and Exchange Commission on February 13, 2019)

10.7	Form of Incentive Stock Option Agreement under 2015 Stock Incentive Plan (incorporated by reference to Exhibit 10.8 to the Registrant's Registration Statement on Form S-1 (File No. 333-204144) filed with the Securities and Exchange Commission on June 3, 2015)

10.8	Form of Nonstatutory Stock Option Agreement under 2015 Stock Incentive Plan (incorporated by reference to Exhibit 10.9 to the Registrant's Registration Statement on Form S-1 (File No. 333-204144) filed with the Securities and Exchange Commission on June 3, 2015)

10.9	2015 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.22 to the Registrant's Registration Statement on Form S-1 (File No. 333-204144) filed with the Securities and Exchange Commission on June 3, 2015)

10.10	Second Amended and Restated Investors' Rights Agreement, dated as of March 17, 2015, among the Registrant and the other parties thereto, as amended June 10, 2015 (incorporated by reference to Exhibit 10.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-204144) filed with the Securities and Exchange Commission on June 11, 2015)

10.11	Amended and Restated Employment Agreement, dated as of April 7, 2010, by and between the Registrant and Jill C. Milne, as amended (incorporated by reference to Exhibit 10.10 to the Registrant's Registration Statement on Form S-1 (File No. 333-204144) filed with the Securities and Exchange Commission on May 13, 2015)

10.12	Offer Letter, dated as of September 30, 2015, by and between the Registrant and Deirdre Cunnane (incorporated by reference to Exhibit 10.23 to the Registrant's Annual Report on Form 10-K (File No. 001-37467) filed with the Securities and Exchange Commission on March 15, 2016)

10.13	Catabasis Pharmaceuticals, Inc. Executive Severance Benefits Plan effective April 15, 2016 (incorporated by reference to Exhibit 99.1 to the Registrant's Current Report on Form 8-K (File No. 001-37467) filed with the Securities and Exchange Commission on April 19, 2016)

10.14	Form of Indemnification Agreement by and between the Registrant and each of its executive officers and directors (incorporated by reference to Exhibit 10.13 to the Registrant's Registration Statement on Form S-1 (File No. 333-204144) filed with the Securities and Exchange Commission on May 13, 2015)

10.15	Indenture of Lease, dated as of December 17, 2010, by and between the Registrant and RB Kendall Fee, LLC, as amended (incorporated by reference to Exhibit 10.15 to the Registrant's Registration Statement on Form S-1 (File No. 333-204144) filed with the Securities and Exchange Commission on May 13, 2015)

10.16	Second Amendment of Lease, dated as of July 16, 2015, by and between the Registrant and DWF IV One Kendall, LLC (incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q (File No. 001-37467) filed with the Securities and Exchange Commission on November 11, 2015)

Exhibit Number		Description of Exhibit
10.17		Third Amendment of Lease, dated as of November 3, 2016, by and between the Registrant and DWF IV One Kendall, LLC (incorporated by reference to Exhibit 99.1 to the Registrant's Current Report on Form 8-K (File No. 001-37467) filed with the Securities and Exchange Commission on November 7, 2016)

10.18		Fourth Amendment of Lease, dated as of August 7, 2017, by and between the Registrant and ARE-MA REGION NO. 59, LLC (incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q (File No. 001-37467) filed with the Securities and Exchange Commission on August 10, 2017)

10.19		Sublease Agreement, dated as of September 14, 2018, by and between Inzen Therapeutics, Inc. and the Registrant (incorporated by reference to Exhibit 99.1 to the Registrant's Current Report on Form 8-K (File No. 001-37467) filed with the Securities and Exchange Commission on October 16, 2018)

10.20		Warrant to purchase shares of Series B Preferred Stock issued on March 31, 2015 to Square 1 Bank (incorporated by reference to Exhibit 10.19 to the Registrant's Registration Statement on Form S-1 (File No. 333-204144) filed with the Securities and Exchange Commission on May 13, 2015)

10.21		Warrant to purchase shares of Series B Preferred Stock issued on March 31, 2015 to Midcap Financial Trust (incorporated by reference to Exhibit 10.20 to the Registrant's Registration Statement on Form S-1 (File No. 333-204144) filed with the Securities and Exchange Commission on May 13, 2015)

10.22		Warrant to purchase shares of Series B Preferred Stock issued on March 31, 2015 to Flexpoint MCLS Holdings, LLC (incorporated by reference to Exhibit 10.21 to the Registrant's Registration Statement on Form S-1 (File No. 333-204144) filed with the Securities and Exchange Commission on May 13, 2015)

10.23		Summary of Non-employee Director Compensation Program (incorporated by reference to Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q (File No. 001-37467) filed with the Securities and Exchange Commission on May 12, 2016)

10.24		Sales Agreement, dated as of October 13, 2017, by and between the Registrant and Cowen and Company, LLC (incorporated by reference to Exhibit 1.1 to the Registrant's Current Report on Form 8-K (File No. 001-37467) filed with the Securities and Exchange Commission on October 13, 2017)

10.25		Sales Agreement, dated as of November 13, 2018, by and between the Registrant and Cowen and Company, LLC (incorporated by reference to Exhibit 1.1 to the Registrant's Current Report on Form 8-K (File No. 001-37467) filed with the Securities and Exchange Commission on November 13, 2018)

21.1		Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Registrant's Annual Report on Form 10-K (File No. 001-37467) filed with the Securities and Exchange Commission on March 15, 2016)

23.1	†	Consent of Ernst & Young LLP, independent registered public accounting firm

Exhibit Number		Description of Exhibit
23.2	*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (incorporated by reference to Exhibit 5.1 to the Registrant's Registration Statement on Form S-1/A (File No. 333-225410) filed with the Securities and Exchange Commission on June 18, 2018 and Exhibit 5.1 to the Registrant's Registration Statement on Form S-1MEF (File No. 333-225734) filed with the Securities and Exchange Commission on June 20, 2018)

24.1	*	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-225410) filed with the Commission on June 4, 2018)

24.2	†	Power of Attorney (contained on the signature page to this Post-Effective Amendment No. 1 to Registration Statement)

*
Previously filed

†
Filed herewith

Item 17.    Undertakings.

The undersigned registrant hereby undertakes:

(a)
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 14th day of May, 2019.

Catabasis Pharmaceuticals, Inc.
By:	/s/ JILL C. MILNE Jill C. Milne President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Catabasis Pharmaceuticals, Inc., hereby severally constitute and appoint Jill C. Milne and Deirdre A. Cunnane, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for her and in her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JILL C. MILNE Jill C. Milne	President and Chief Executive Officer and Director (Principal Executive Officer)	May 14, 2019
/s/ DEIRDRE CUNNANE Deirdre Cunnane	Chief Legal Officer and Treasurer (Principal Financial Officer)	May 14, 2019
/s/ NOAH CLAUSER Noah Clauser	Vice President of Finance (Principal Accounting Officer)	May 14, 2019

Signature		Title	Date

* Kenneth Bate		Chairman of the Board of Directors	May 14, 2019
* Burt Adelman		Director	May 14, 2019
/s/ JOANNE T. BECK PH.D. Joanne T. Beck Ph.D.		Director	May 14, 2019
* Jean George		Director	May 14, 2019
* Michael Kishbauch		Director	May 14, 2019
/s/ GREGG LAPOINTE Gregg Lapointe		Director	May 14, 2019
*By:	/s/ DEIRDRE A. CUNNANE Deirdre A. Cunnane Attorney-in-fact